UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 13, 2013

Date of earliest event reported: November 6, 2013

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100, Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 6, 2013, MRC Global Inc. (the “Company”) and certain funds affiliated with Goldman, Sachs & Co. (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. as the sole underwriter (the “Underwriter”). Pursuant to the Underwriting Agreement, the Selling Stockholders sold 17,489,233 shares of the Company’s common stock to the Underwriter who resold them to the public. The Underwriting Agreement contained customary representations, warranties and agreements of the parties. The Company and the Selling Stockholders agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriter may be required to make because of any of those liabilities. The offering contemplated by the Underwriting Agreement closed on November 13, 2013.

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for the Company and the Selling Stockholders, for which they received or will receive customary fees and expenses. For instance, an affiliate of Barclays Capital Inc. is a lender under the Company’s Global ABL Facility and Term Loan, and the Underwriter has served as an underwriter in prior public offerings by the Company.

Prior to the consummation of the offering contemplated by the Underwriting Agreement, the Selling Stockholders beneficially owned approximately 17.2% of the Company’s common stock. After giving effect to the consummation of the offering, the Selling Stockholders beneficially own no shares of the Company’s common stock. In addition, prior to the consummation of the offering, John F. Daly and Christopher A.S. Crampton, managing directors of Goldman, Sachs & Co., were two of the Company’s 12 directors.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 13, 2013, the Company announced the resignation of John F. Daly and Christopher A.S. Crampton as directors. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2013, the Board of Directors (the “Board”) of the Company amended the Company’s Bylaws and Corporate Governance Guidelines to provide for “plurality plus” voting for uncontested elections of directors. The Board amended the Bylaws to provide that in uncontested elections, a director may be elected by a plurality of votes represented in person or by proxy. However, the Board also amended the Company’s Corporate Governance Guidelines to provide that if a director in an uncontested election receives more “withhold” votes than votes “for” electing the director, the director then must tender the director’s resignation to the Board. Under the revised Governance Guidelines, the Governance Committee of the Board will then provide its recommendation to the full Board on whether to accept or reject the resignation, and the full Board will then vote whether to accept or reject the resignation and will promptly disclose its decision on a Form 8-K furnished to the Securities and Exchange Commission. The director who tendered the resignation must abstain from voting on whether to accept or reject the director’s resignation. A copy of the amended Bylaws is filed with this Form 8-K as Exhibit 3.1, and a copy of the revised Corporate Governance Guidelines is posted on the Company’s website, www.mrcglobal.com, under the Investor Relations tab and the Corporate Governance sub-tab.

In addition, the Board amended the Bylaws to provide that the Company’s lead director, if one is so appointed, may call meetings of the Board, in addition to the other existing methods of calling meetings of the Board that the Bylaws provide. In accordance with Article III, Section 2 of the Bylaws, the Board also adopted a resolution to reduce the size of the Board from 12 to 10 directors.

Item 8.01	Other Events.

In addition to the actions described in Item 5.03 of this Form 8-K, the Board and its Committees have taken the following actions:

Lead Director. On November 7, 2013, the Board appointed Rhys J. Best as lead director.

Director Independence. Prior to the Company’s initial public offering (“IPO”) in April 2012, PVF Holdings LLC (“PVF Holdings”) owned 99.6% of the outstanding shares of common stock of the Company. Certain affiliates of Goldman Sachs Group, Inc., including a group of investment funds (the “Goldman Sachs Funds”), controlled PVF Holdings. Subsequent to the IPO, PVF Holdings maintained majority ownership in the Company, and the Company was, therefore, a “controlled company” under New York Stock Exchange (“NYSE”) rules until March 12, 2013. On this date PVF Holdings ceased to own a majority of the Company’s outstanding shares of common stock. In May 2013, PVF Holdings dissolved. Upon the dissolution of PVF Holdings, all of the shares of the common stock of the Company that PVF Holdings held were distributed to its unit holders, including the Goldman Sachs Funds.

On November 13, 2013, the Goldman Sachs Funds completed their sale of their remaining shares of the Company’s common stock and ceased to own any shares of the Company. In addition, John F. Daly and Christopher A.S. Crampton, both Managing Directors of Goldman Sachs & Co., resigned as directors of the Company.

Prior to the dissolution of PVF Holdings, the Board determined that certain of its directors were not independent. Following the dissolution of PVF Holdings, and in light of the sale of the Goldman Sachs Funds’ remaining shares of the common stock of the Company, the Board reviewed this independence determination. The Board reduced the size of the Board from 12 to 10 directors (effective upon the consummation of the offering on November 13, 2013) and determined or confirmed, as the case may be, that the following directors are independent under the NYSE rules: Leonard Anthony, Rhys Best, Peter Boylan, Henry Cornell, Gerard Krans, Cornelis Linse and John Perkins. Therefore, the Company’s 10 member Board is now comprised of a majority of independent directors within 12 months of ceasing to be a “controlled company” as the NYSE rules require.

Board Committee Assignments. The Board also reassigned certain of its members to its Audit, Compensation and Governance Committees. All of these committees are composed of independent directors as the New York Stock Exchange rules require. Following the reassignment, the Audit Committee is chaired by Leonard Anthony with Peter Boylan and John Perkins as members; the Compensation Committee is chaired by Rhys Best with Peter Boylan and Cornelis Linse as members; and the Governance Committee is chaired by Rhys Best with Leonard Anthony, Gerard Krans and John Perkins as members.

Equity Ownership Guidelines. On November 6, 2013, the Compensation Committee adopted equity ownership guidelines (the “Guidelines”) for the Company’s chief executive officer, executive vice presidents and non-employee directors. Under the Guidelines the applicable executives and directors should beneficially own an investment value position in Company common stock equal to a multiple of their respective base salaries as follows:

Chief Executive Officer	5 times base salary
Executive Vice Presidents	3 times base salary
Non-employee Directors	5 times annual cash retainer

When calculating the investment value position under the Guidelines, the higher of (a) the average share price for Company shares over the prior 6-month period and (b) the closing price at the end of the year will be used. At no point will the share price for a stock award that the company grants an officer or director be counted at less than the closing price of the award on the date it vests. Compliance is expected to be evaluated on an annual basis as of December 31 of each year. Directly or indirectly owned shares and restricted shares and vested in-the-money options may be counted towards the investment value position.

Executives are intended to meet the Guidelines within five years. If the applicable officer or director is not in compliance with the Guidelines, the Compensation Committee may take appropriate actions, such as imposing holding requirements on new grants of shares or options or paying a portion of annual cash bonus or board retainers in shares. The Compensation Committee, in its discretion, may modify or waive the application of the Guidelines with respect to any applicable officer or director for hardship or otherwise.

Prohibition of Option Re-pricings. On November 6, 2013, the Compensation Committee adopted a resolution prohibiting the re-pricing of any options that the Company may have previously granted under the Company’s pre-IPO long-term incentive plans, including under the Company’s 2007 Stock Option Plan and 2007 Stock Option Plan – Canada. No new options may be granted under these plans. The Company’s current post-IPO long-term incentive plan, the 2011 Omnibus Incentive Plan, prohibits repricing of options.

Prohibition of Certain Transactions by Insiders. The Compensation Committee has confirmed that the Company’s securities trading and disclosure policy contains a prohibition that directors and executive officers may not engage in any of the following activities with respect to Company securities:

•	engage in short sales;

•	engage in transactions in put options, call options or other derivative securities related to Company securities, on an exchange or in any other organized market;

•	engage in hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and

•	hold Company securities in a margin account or otherwise pledge Company securities as collateral for a loan.

Item 9.01	Financial Statements and Exhibits.

Exhibits

The following exhibits are being filed as part of this report:

1.1	Underwriting Agreement, dated as of November 6, 2013, by and among MRC Global Inc., certain selling stockholders named therein, and Barclays Capital Inc.

3.1	Bylaws adopted November 7, 2013.

99.1	Press Release of MRC Global Inc. dated November 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2013

MRC GLOBAL INC.

By:	/s/ Brian K. Shore
Brian K. Shore Senior Vice President, Associate General Counsel, Chief Compliance Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 6, 2013, by and among MRC Global Inc., certain selling stockholders named therein, and Barclays Capital Inc.

3.1	Bylaws adopted November 7, 2013.

99.1	Press Release of MRC Global Inc. dated November 13, 2013.